SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into as of September 23, 2026, by and between Creatd, Inc., a Nevada corporation (“Creatd”), and C2 Capital Group, Inc. (“C2”). Creatd and C2 are collectively referred to herein as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, C2 has 9,683,610 shares of common stock issued and outstanding as of the date hereof.
WHEREAS, the Parties wish to effect an exchange of shares whereby C2 shall issue to Creatd 968,361 shares of C2 common stock, representing ten percent (10%) of the issued and outstanding common stock of C2 as of the date hereof, and Creatd shall issue to C2 (i) 300,000 shares of Creatd common stock and
(ii) shares of Creatd’s Series B Convertible Preferred Stock convertible in the aggregate into 668,361 shares of Creatd common stock.
WHEREAS, the rights, preferences and limitations of the Series B Convertible Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock attached hereto as Exhibit A (the “Certificate of Designation”), which Creatd shall file with the Secretary of State of the State of Nevada on or prior to the Closing Date.
WHEREAS, each Party’s ownership interest in the other shall be held as a passive investment, with no intention to exercise control or participate actively in the management or operations of the other Party.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I: SHARE EXCHANGE
Section 1.01 Exchange of Shares
Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below): (a) Creatd shall issue, transfer and convey to C2 (i) 300,000 shares of Creatd common stock (the “Creatd Common Shares”) and (ii) that number of shares of Creatd’s Series B Convertible Preferred Stock determined in accordance with Section 1.03 (the “Creatd Preferred Shares” and, together with the Creatd Common Shares, the “Creatd Shares”), in each case free and clear of any pledge, lien, charge, security interest, or other encumbrance (collectively, “Encumbrance”); and (b) C2 shall issue, transfer and convey to Creatd 968,361 shares of C2 common stock (the “C2 Shares”), free and clear of any Encumbrance.
Section 1.02 Consideration
The Creatd Shares constitute the sole consideration for the C2 Shares, and the C2 Shares constitute the sole consideration for the Creatd Shares. No cash or other consideration shall be paid by either Party in connection with the exchange contemplated hereby. For all purposes of this Agreement, including the determination of the value of the consideration exchanged, the Creatd Shares and the C2 Shares shall each be valued at fair market value, which the Parties agree is $3.75 per share, being the closing price of Creatd’s common stock on the OTCQB Market on September 22, 2026, as reported by OTC Markets Group Inc. (the “Closing Price”). The Parties acknowledge and agree that the exchange is made on the basis of one share of Creatd common stock, or one share of Creatd common stock underlying the Creatd Preferred Shares, for each C2 Share, and that each Party has independently determined the exchange to be fair and adequate consideration.
Section 1.03 Creatd Preferred Shares
The Creatd Preferred Shares shall be shares of Series B Convertible Preferred Stock having the rights, preferences and limitations set forth in the Certificate of Designation. Each share of Series B Convertible Preferred Stock has a stated value of $100.00 (the “Stated Value”) and is convertible into that number of shares of Creatd common stock determined by dividing the Stated Value by the Conversion Price established under the Certificate of Designation, which is $3.75 and equals the Closing Price. The Creatd Preferred Shares shall be issued on the Closing Date. The number of Creatd Preferred Shares issued at the Closing shall equal the quotient obtained by dividing (a) the product of 668,361 multiplied by the Conversion Price, by (b) the Stated Value, rounded up to the nearest whole share, such that the Creatd Preferred Shares are convertible in the aggregate into not less than 668,361 shares of Creatd common stock, subject to rounding up to the nearest whole Creatd Preferred Share. Based on a Conversion Price of $3.75, Creatd shall issue 25,064 Creatd Preferred Shares. The Creatd Preferred Shares are non-voting, are subject to a 4.99% beneficial ownership limitation on conversion as provided in the Certificate of Designation, and may not be converted into shares of Creatd common stock prior to the date that is six (6) months after the Closing Date.
Section 1.04 Resulting Ownership
The C2 Shares shall represent ten percent (10%) of the issued and outstanding common stock of C2, based on 9,683,610 shares of C2 common stock issued and outstanding as of the date hereof, calculated prior to giving effect to the issuance contemplated by this Agreement. The Creatd Common Shares shall represent approximately 4.95% of the issued and outstanding common stock of Creatd immediately following the Closing, based on 5,755,762 shares of Creatd common stock issued and outstanding as of the date hereof and 6,055,762 shares issued and outstanding immediately following the Closing. The Creatd Preferred Shares are not shares of common stock and are excluded from the foregoing calculation, and the shares of common stock underlying the Creatd Preferred Shares shall not be issued or outstanding unless and until converted in accordance with the Certificate of Designation.
Section 1.05 Transfer and Conversion Restrictions
The Creatd Shares and the C2 Shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold, assigned, pledged or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements thereof, including Rule 144, which requires a holding period of not less than six (6) months from the date of issuance. No Creatd Preferred Shares may be converted into shares of Creatd common stock prior to the date that is six (6) months after the Closing Date.
Section 1.06 Closing
The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on September 23, 2026 (the “Closing Date”) via electronic exchange of documents and signatures. The transactions shall be deemed consummated at 12:01 a.m. on the Closing Date.
ARTICLE II: REPRESENTATIONS AND WARRANTIES OF C2
C2 hereby represents and warrants to Creatd, as of the date of this Agreement and as of the Closing Date, as follows:
Section 2.01 Organization and Capitalization

C2 is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. C2 has 9,683,610 shares of common stock issued and outstanding as of the date hereof. The C2 Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any Encumbrance.
Section 2.02 Authority and Enforceability
C2 has all requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by C2 and constitutes a valid, binding, and enforceable obligation against C2 in accordance with its terms.
Section 2.03 No Conflicts; Consents
The execution and delivery of this Agreement by C2, and the performance of its obligations hereunder, do not violate any applicable law or regulation and do not conflict with any other agreement to which C2 is bound.
Section 2.04 Legal Proceedings
There are no legal proceedings pending or, to C2’s knowledge, threatened against C2 that could adversely affect the ability to consummate the transactions contemplated by this Agreement.
ARTICLE III: REPRESENTATIONS AND WARRANTIES OF CREATD
Creatd hereby represents and warrants to C2, as of the date of this Agreement and as of the Closing Date, as follows:
Section 3.01 Organization and Authority
Creatd is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Creatd has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.
Section 3.02 Valid Issuance
The Creatd Common Shares and the Creatd Preferred Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any Encumbrance. The shares of Creatd common stock issuable upon conversion of the Creatd Preferred Shares have been duly reserved and, when issued upon conversion in accordance with the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable.
Section 3.03 Certificate of Designation
On or prior to the Closing Date, Creatd’s board of directors shall have duly adopted the Certificate of Designation, and Creatd shall have filed the Certificate of Designation with the Secretary of State of the State of Nevada, and the Certificate of Designation shall be in full force and effect. Creatd has sufficient authorized and unissued shares of preferred stock and common stock to permit the issuance of the Creatd Preferred Shares and the shares issuable upon conversion thereof.
Section 3.04 No Conflicts; Consents
The execution, delivery, and performance by Creatd of this Agreement do not and will not violate any applicable law, nor do they conflict with any other agreement to which Creatd is bound.

Section 3.05 Legal Proceedings
There are no legal proceedings pending or, to Creatd’s knowledge, threatened against Creatd that could adversely affect the ability to consummate the transactions contemplated by this Agreement.
ARTICLE IV: CLOSING DELIVERIES
Section 4.01 C2’s Deliveries
At the Closing, C2 shall deliver to Creatd: (1) a stock certificate, or evidence of book-entry issuance, representing the C2 Shares registered in the name of Creatd; (2) documentation evidencing Creatd’s ownership of the C2 Shares, including an updated capitalization ledger and confirmation from C2’s transfer agent; and (3) a duly executed copy of this Agreement.
Section 4.02 Creatd’s Deliveries
At the Closing, Creatd shall deliver to C2: (1) evidence of book-entry issuance of the Creatd Common Shares registered in the name of C2, issued through Creatd’s transfer agent; (2) evidence of the issuance of the Creatd Preferred Shares as recorded in the books and records of Creatd, which serves as the sole registrar and record keeper with respect to the Series B Convertible Preferred Stock; (3) a file-stamped copy of the Certificate of Designation as filed with the Secretary of State of the State of Nevada; (4) written notice of the Conversion Price as determined under the Certificate of Designation; and (5) a duly executed copy of this Agreement.
ARTICLE V: SECURITIES MATTERS
Section 5.01 Investment Intent
Each Party is acquiring the securities issued to it hereunder for its own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. Each Party is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
Section 5.02 Restricted Securities; Legend
Each Party acknowledges that the securities issued to it hereunder have not been registered under the Securities Act and are being issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, that such securities constitute “restricted securities” within the meaning of Rule 144, and that the certificates or book-entry positions representing such securities shall bear a customary restrictive legend.
Section 5.03 Beneficial Ownership; Reporting Obligations
The Parties acknowledge that the Creatd Common Shares represent less than five percent (5%) of the issued and outstanding common stock of Creatd immediately following the Closing, and that the Creatd Preferred Shares are non-voting, are not convertible prior to the date that is six (6) months after the Closing Date, and are subject at all times to the 4.99% beneficial ownership limitation set forth in the Certificate of Designation. C2 shall be solely responsible, at its own expense, for monitoring its beneficial ownership of Creatd common stock for purposes of Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, and for the preparation, execution and timely filing of any report required of it or its affiliates with the Securities and Exchange Commission in connection therewith, including any Schedule 13G or Schedule 13D and any statement of beneficial ownership on Form 3, Form 4 or Form 5.

C2 shall promptly furnish Creatd with a copy of each such filing. Creatd shall have no obligation to prepare, execute or file any such report on behalf of C2 or any of its affiliates.
ARTICLE VI: CONFIDENTIALITY, NON-COMPETE, AND NON-SOLICITATION
Section 6.01 Confidentiality
The Parties agree to keep confidential all terms of this Agreement, as well as any non-public information disclosed in connection with the transaction, subject to any legal disclosure obligations.
Section 6.02 Non-Compete and Non-Solicitation
Each Party agrees that, for a period of two (2) years following the Closing Date, neither Party shall solicit employees or clients of the other Party.
ARTICLE VII: MISCELLANEOUS
Section 7.01 Governing Law
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflict of law principles.
Section 7.02 Entire Agreement
This Agreement, together with the Certificate of Designation and all other exhibits and schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral.
Section 7.03 Counterparts
This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.
Section 7.04 Amendments
This Agreement may not be amended or modified except by a written agreement executed by each of the Parties.

[Intentionally Left Blank, Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CREATD, INC.

Jeremy Frommer
Chairman & Chief Executive Officer

C2 CAPITAL GROUP, INC.

Lamont Wilcott
Chief Executive Officer

EXHIBIT A

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK
[Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Creatd, Inc., to be attached.]

CREATD, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO NRS 78.1955

The undersigned, Jeremy Frommer, does hereby certify that:

1.He is the Chief Executive Officer and Chief Financial Officer of Creatd, Inc., a Nevada corporation (the “Corporation”).

2.The Corporation is authorized to issue 20,000,000 shares of preferred stock.

3.The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 20,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Exchange Agreement, up to 100,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e). “Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a). “Conversion Price” shall have the meaning set forth in Section 6(b).
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means each securities exchange agreement, securities purchase agreement, subscription agreement or other agreement pursuant to which shares of Preferred Stock are issued by the Corporation, whether or not any Holder is a party thereto (including any agreement and plan of merger, plan of share exchange or similar agreement), as amended, modified or supplemented from time to time in accordance with its terms.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e). “Holder” shall have the meaning given such term in Section 2.
“Release Date” means, with respect to any share of Preferred Stock, the day immediately following the six (6) month anniversary of the Issuance Date of such share, such that six (6) full months must have elapsed after the Issuance Date before such date occurs (for example, if the Issuance Date is October 1, 2026, the Release Date is April 2, 2027).

“Issuance Date” means, with respect to any share of Preferred Stock, the date on which such share is originally issued by the Corporation, regardless of the number of transfers of such share and regardless of the number of certificates, if any, which may be issued to evidence such share; provided, that shares of

Preferred Stock issued pursuant to a merger, consolidation, share exchange or similar transaction shall be deemed originally issued on the date on which such transaction becomes effective, regardless of the date on which such shares are recorded in the books and records of the Corporation.

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 8(c). “Notice of Conversion” shall have the meaning set forth in Section 6(a).
“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock, regardless of the number of transfers of any particular shares of Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c). “Stated Value” shall have the meaning set forth in Section 2.

“Subsidiary” means any subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Exchange Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCPink, OTCQB or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation and the Exchange Agreement, as well as all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Exchange Agreement.

“Transfer Agent” means Pacific Stock Transfer Company, a Securitize company, and any successor transfer agent of the Corporation, in each case acting as transfer agent and registrar with respect to the Common Stock. The Corporation shall act as its own registrar and record keeper with respect to the Preferred Stock, and the Transfer Agent shall have no duties or responsibilities with respect to the Preferred Stock.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the “Preferred Stock”), and each record owner of shares of Preferred Stock shall be referred to herein as a “Holder” (collectively, the “Holders”). The number of shares so designated shall initially be 100,000. The number of shares designated as Series B Preferred Stock may be increased or decreased from time to time by resolution of the Board of Directors without the consent of the Holders; provided, however, that (i) no such decrease shall reduce the number of shares so designated below the number of shares of Preferred Stock then issued and outstanding, (ii) no such increase or decrease shall alter or adversely affect the rights, preferences, privileges, or economic interests of the outstanding shares of Series B Preferred Stock, and (iii) the Board of Directors shall increase the number of shares so designated to the extent necessary to permit the issuance of all shares of Preferred Stock issuable pursuant to any Exchange Agreement then in effect. Each share of Preferred Stock shall have a par value of
$0.001 per share and a stated value equal to $100 (the “Stated Value”). The Preferred Stock shall be issued in uncertificated, book-entry form and shall be recorded on the books and records of the Corporation, which shall serve as the sole registrar and record keeper with respect to the Preferred Stock, and no certificates shall be issued in respect of shares of Preferred Stock. Shares of Common Stock issued upon conversion of the Preferred Stock shall be issued through the Transfer Agent.

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Section 4. Voting Rights. Except as otherwise required by the Nevada Revised Statutes, the Holders shall have no voting rights with respect to the Preferred Stock, shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Corporation, and shall not be counted for purposes of determining the presence of a quorum at any meeting of stockholders. For the avoidance of doubt, the Holders shall have no right to vote on an as-converted basis, together with the holders of Common Stock or otherwise, with respect to any question upon which the holders of Common Stock have the right to vote. Notwithstanding the foregoing, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, voting as a separate class, amend this Certificate of Designation or the articles of incorporation of the Corporation in a manner that alters or changes adversely the powers, preferences or rights given to the Preferred Stock; provided, however, that none of (a) the authorization, designation or issuance of any other class or series of preferred stock of the Corporation ranking senior to, on a parity with, or junior to the Preferred Stock, (b) any increase or decrease in the number of shares designated as Series B Preferred Stock effected in accordance with Section 2, or (c) any increase in the number of authorized shares of preferred stock of the Corporation, shall be deemed to alter or change adversely the powers, preferences or rights given to the Preferred Stock. Shares of Common Stock issued upon conversion of the Preferred Stock shall have the same voting rights as all other issued and outstanding shares of Common Stock.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a)Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at the option of the Holder thereof, at any time after the Release Date, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price; provided, that no share of Preferred Stock may be converted prior to the Release Date applicable to such share. This restriction shall apply to each transferee of shares of Preferred Stock on the basis of the shares so transferred. The Corporation shall record in its books and records the number of shares of Preferred Stock converted by each Holder. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by .pdf via e-mail such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. The Preferred Stock being uncertificated, no Holder shall be required to surrender any certificate or other instrument in order to effect a conversion of shares of Preferred Stock, and the Corporation shall record each conversion in its books and records. Shares of Preferred Stock converted into Common Stock shall be canceled and shall not be reissued.

b)Conversion Price. The conversion price for the Preferred Stock (the “Conversion Price”) shall equal $3.75, which is the closing price per share of the Common Stock on the OTCQB Market on September 22, 2026, as reported by OTC Markets Group Inc. Except as expressly set forth in Section 7, the Conversion Price shall not be subject to adjustment for any reason.

c)Mechanics of Conversion

i.Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) one
(1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) by book-entry through the Transfer Agent, registered in the name of the Holder or its designee, the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, and (B) payment of any dividends declared and unpaid on such shares, if any. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii.Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly restore to the Holder in its books and records the shares of Preferred Stock submitted for conversion and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iii.Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any setoff, counterclaim, recoupment or other claim the Corporation may have against such Holder or any other Person, or any other circumstance which might otherwise limit such obligation; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such claim.

iv.Availability of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve, out of its authorized and unissued shares of Common Stock, free from preemptive rights or any other actual or contingent purchase rights of Persons other than the Holders, a number of shares of Common Stock not less than the aggregate number of Conversion Shares then issuable (taking into account the adjustments of Section 7) upon conversion of the then outstanding shares of Preferred Stock. For the avoidance of doubt, the Corporation shall not be required to establish or maintain any formal, segregated or restricted share reserve with the

Transfer Agent or otherwise in respect of the Preferred Stock, and the foregoing covenant shall be satisfied so long as a sufficient number of authorized and unissued shares of Common Stock remains available for issuance upon conversion of the Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v.Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. If the number of Conversion Shares otherwise issuable upon a conversion of Preferred Stock effected pursuant to a Notice of Conversion would include a fraction of a share, then the aggregate number of Conversion Shares issuable in respect of such Notice of Conversion shall be rounded up to the next whole share, and no cash shall be paid in lieu of any such fractional share. Such rounding shall be applied once, to the aggregate number of Conversion Shares issuable pursuant to such Notice of Conversion, and shall not be applied separately to each share of Preferred Stock being converted thereunder. Notwithstanding anything to the contrary contained herein, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

vi.Transfer Taxes and Expenses. The issuance of Conversion Shares upon conversion of the Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar tax; provided, that if Conversion Shares are to be issued in a name other than that of the Holder, the Corporation shall not be required to pay, or to issue such Conversion Shares until the Person requesting such issuance has paid or established to the Corporation’s satisfaction the payment of, any tax payable in respect of such transfer. The Corporation shall pay all Transfer Agent fees and all Depository Trust Company fees required for same-day processing of any Notice of Conversion and same-day electronic delivery of the Conversion Shares.

d)Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. No adjustment, increase, or decrease in the Beneficial Ownership Limitation shall be permitted. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct any defects or inconsistencies with the intended Beneficial Ownership Limitation, or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor holder of Preferred Stock.

Section 7. Certain Adjustments.

a)Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)No Price-Based Adjustment; No Price Protection. The Conversion Price shall not be subject to any adjustment, and no Holder shall be entitled to any adjustment of the Conversion Price, to the issuance of any additional shares of Common Stock, or to the issuance of any warrants, options, rights or other securities of the Corporation, by reason of the issuance or deemed issuance by the Corporation, at any time and from time to time, of any shares of Common Stock or Common Stock Equivalents at a price per share, or with a conversion, exercise or exchange price per share, less than the Conversion Price then in effect. Without limiting the generality of the foregoing, the Preferred Stock is not entitled to, and this Certificate of Designation shall not be construed to provide, any (i) full-ratchet, weighted-average or other price-based anti-dilution adjustment, (ii) most-favored-nation right or right to elect the terms of any other securities issued by the Corporation, (iii) price protection of any kind, (iv) warrant coverage or right to receive any warrants, options or other Common Stock Equivalents, (v) participation right, preemptive right or right of first refusal with respect to any subsequent financing (other than the rights to participate on the same basis as holders of Common Stock expressly provided in Section 7(d)), or (vi) adjustment by reason of any subsequent equity sale, subsequent financing, or other issuance or sale of securities by the Corporation, in each case whether or not effected at a price below the Conversion Price. The sole and exclusive adjustments to the Conversion Price shall be those expressly provided in this Section 7 and no other event or circumstance shall result in any adjustment to the Conversion Price or the Stated Value.

c)[Reserved].

d)Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the limitations set forth in Section 6(d)) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the limitations set forth in Section 6(d), then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the limitations set forth in Section 6(d)).

e)Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(e). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. Notwithstanding anything to the contrary contained herein, (i) no consent, approval, waiver or other action of any Holder shall be required in connection with any Fundamental Transaction or the documentation effecting the same, (ii) no Holder shall have any right to require the Corporation, any successor or any Successor Entity to issue, deliver or exchange any security other than the Alternate Consideration receivable by a holder of the number of shares of Common Stock into which such Holder’s Preferred Stock is then convertible, and (iii) nothing in this Certificate of Designation shall limit, restrict or condition the ability of the Corporation to effect, or to enter into or perform any agreement with respect to, any Fundamental Transaction or any other transaction, the Holders being entitled in respect of any Fundamental Transaction only to the same treatment afforded to holders of Common Stock on an as-converted basis.

f)Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)Notice of Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by e-mail a notice setting forth the Conversion Price after such adjustment, together with a brief statement of the facts requiring such adjustment, and shall record the same in the books and records of the Corporation. The failure to deliver such notice, or any defect therein or in the delivery thereof, shall not affect the validity of any such adjustment.

Section 8. Miscellaneous.

a)Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal executive offices, Attention: Jeremy Frommer, e-mail address jeremy@creatd.com or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to deliver Conversion Shares upon conversion of, and to pay any dividends declared and unpaid on, the shares of Preferred Stock at the time, place and in the manner herein prescribed.

c)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d)Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)Status of Converted or Reacquired Preferred Stock. Shares of Preferred Stock may be issued from time to time pursuant to one or more Exchange Agreements, as determined by the Board of Directors. If any shares of Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Convertible Preferred Stock.

i)Amendments. The Corporation may amend this Certificate of Designation without the consent of any Holder in order to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to effect any other change that does not alter or adversely affect the rights, preferences, privileges or economic interests of the Holders. Any amendment to this Certificate of Designation shall require the affirmative vote or written consent of the Holders of a majority of the shares of Preferred Stock then issued and outstanding, voting as a separate class, in accordance with Section 4. For all purposes of this Certificate of Designation, a majority or other specified portion of the Holders shall be determined by reference to the aggregate number of shares of Preferred Stock held, and not by the number of Holders.

j)Transfer Restrictions; Lock-Up. (i) Lock-Up. No shares of Preferred Stock, and no Conversion Shares issued upon conversion thereof, may be sold, assigned, pledged, hypothecated or otherwise transferred prior to the Release Date applicable to such shares of Preferred Stock. The limitation set forth in this clause (i) shall apply to each transferee on the basis of the shares so transferred. The Corporation may waive the restrictions set forth in this clause (i), in whole or in part and as to any one or more Holders, by written notice to the applicable Holder, and no such waiver shall require the consent of any other Holder or any amendment to this Certificate of Designation. (ii) Securities Law and Contractual Restrictions. The shares of Preferred Stock have not been registered under the Securities Act and may not be sold, assigned, pledged, hypothecated or otherwise transferred except (A) pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements thereof, and in compliance with applicable state securities laws, and (B) in compliance with any lock-up, standstill, leak-out or other transfer restriction agreement to which the transferring Holder is a party. (iii) Recording of Transfers. As a condition to recording any transfer of shares of Preferred Stock on its books and records, the Corporation may require such evidence of compliance with this Section 8(j) as the Corporation may reasonably request, including an opinion of counsel reasonably satisfactory to the Corporation, and the Corporation may refuse to record any transfer not made in compliance with this Section 8(j). Any purported transfer of shares of Preferred Stock in violation of this Section 8(j) shall be null and void and shall not be recognized by the Corporation. Each transferee of shares of Preferred Stock shall take such shares subject to all of the terms of this Certificate of Designation, including without limitation the conversion schedule set forth in Section 6(a), the Beneficial Ownership Limitation set forth in Section 6(d) and the restrictions set forth in this Section 8(j). The Corporation may cause the Conversion Shares to bear a legend reflecting the restrictions set forth in clause (i) above for so long as such restrictions remain in effect.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 23rdday of September    , 2026.

Name: Jeremy Frommer
Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Creatd, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Exchange Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes. The undersigned certifies that the conversion effected hereby complies with the conversion schedule set forth in Section 6(a) of the Certificate of Designation, including the limitation applicable prior to the Release Date described therein.

Date to Effect Conversion:
Number of shares of Preferred Stock owned prior to Conversion:
Number of shares of Preferred Stock to be Converted:
Stated Value of shares of Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Applicable Conversion Price:
Number of shares of Preferred Stock subsequent to Conversion:
Address for Delivery: or DWAC Instructions: Broker no: Account no:
[HOLDER]
By:
Name :
Title: